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                                  EXHIBIT 3(ii)

                             EMERALD FINANCIAL CORP.
                               CODE OF REGULATIONS


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                               CODE OF REGULATIONS
                                       OF
                             EMERALD FINANCIAL CORP.






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                               CODE OF REGULATIONS
                                       OF
                             EMERALD FINANCIAL CORP.


                                TABLE OF CONTENTS

ARTICLE I         SHAREHOLDERS
 Section          A.  Annual Meeting
                  B.  Special Meetings
                  C.  Notice of Meetings
                  D.  Proxies
                  E.  Quorum -- Adjournment
                  F.  Financial Reports
                  G.  Notice of Shareholder Nominees; New Business
                  H.  Approval and Ratification of Acts of Board of Directors
                       and of Officers
                  I.  Certificates for Shares of Stock
                  J.  Action by Consent
                  K.  Record Date

ARTICLE II        BOARD OF DIRECTORS
 Section          A.  Powers of the Board
                  B.  Number of Directors
                  C.  Classification, Term of Office and Vacancies
                  D.  Meetings of the Board
                  E.  Action by Consent; Telephonic Meetings Permitted
                  F.  Committees
                  G.  Compensation
                  H.  Resignation and Removal

ARTICLE III       OFFICERS
 Section          A.  Designation, Election and Term of Office
                  B.  Chairman of the Board
                  C.  President
                  D.  Vice Presidents
                  E.  Secretary
                  F.  Treasurer
                  G.  Other Officers
                  H.  Compensation -- Officers and Employees

ARTICLE IV        MISCELLANEOUS
 Section          A.  Indemnification of Directors and Officers
                  B.  Interested Transactions
                  C.  Fiscal Year
                  D. Share Transfers; Lost, Stolen or Destroyed Certificates; Registered Owners
                  E.  Articles to Govern
                  F.  Corporate Records
                  G.  Notices
                  H.  Amendments



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                               CODE OF REGULATIONS
                                       OF
                             EMERALD FINANCIAL CORP.


                            ARTICLE I -- SHAREHOLDERS

SECTION A.  ANNUAL MEETING

1. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may be specified in the notice shall be held within 120 days following the close of the Corporation's Fiscal Year, or within such other number of days following the close of the Corporation's Fiscal Year as may be determined by the Board of Directors.

2. The date, hour, place and city, either within or without the State of Ohio, shall be designated by the Board of Directors and shall be set forth in the notice of the meeting.

SECTION B.  SPECIAL MEETINGS

1.   Special meetings of the shareholders may be called by:

     a.  the Chairman of the Board;
     b.  the President;
     c. a Vice President authorized to exercise the authority of the President, in case of the latter's absence, death, or disability;
     d.  the Board of Directors acting at a meeting;
     e.  not less than 50% of the Directors acting without a meeting; or
     f. shareholders holding of record 25% or more of all the shares outstanding and entitled to vote thereat.

2. Any such request for a special meeting of shareholders shall state the purpose or purposes of the meeting.

3. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not more than sixty (60) days nor fewer than ten (10) days after the receipt of such request, as such officer may fix.

4. Special meetings of the shareholders may be held at such time and place, either within or without the State of Ohio, as may be designated in the notice thereof.




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SECTION C.  NOTICE OF MEETINGS

1. Unless waived as provided by law, a written or printed notice of each annual or special meeting stating the time and place and the purpose or purposes thereof shall be directed to each shareholder of record entitled to vote thereat.

2. Such notice shall be given by personal delivery or shall be mailed postage prepaid not more than sixty (60) days nor fewer than ten (10) days before any meeting. It shall be addressed to the shareholder at his or her address as it appears upon the records of the Corporation. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with first-class postage thereon.

3. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

4. If any shares are transferred after notice of a meeting has been given but before the holding of any such meeting, it shall not be necessary to serve notice upon the transferee of any such shares.

5. Notice of the date, time, place and purposes of any meeting of shareholders may be waived either in writing before or after such meeting by any shareholder, which waiver shall be filed with or entered upon the records of the meeting. By attendance at any meeting, annual or special, either in person or by proxy, a shareholder who (prior to or at commencement of the meeting) does not protest the lack of proper notice shall be deemed to have waived notice thereof.

SECTION D.  PROXIES

1. Persons entitled to vote, consent or act with respect to shares at a meeting of shareholders may be represented and vote, give consent or act thereat by proxy appointed through an instrument in writing and submitted to the Secretary at or before any shareholders' meeting.

2.   The person appointed as proxy need not be a shareholder.

3. Notice to the Corporation, in writing or in open meeting, by the person having appointed a proxy, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized at a meeting. The presence at a meeting of a person appointing a proxy shall not revoke the appointment. A writing appointing a proxy shall not be revoked by death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incompetency is given to the Corporation by the executor or administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed.

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4.   No appointment of a proxy shall be valid after the expiration of eleven
(11) months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

5.   Unless the writing appointing a proxy otherwise provides:

     a. each proxy shall have the power of substitution and, where three or more proxies are appointed, a majority of them or of their substitutes may appoint one or more substitutes to act for all; and

     b. if more than one proxy is appointed, then (i) with respect to voting or executing consents, waivers or releases, or objections to consents at a shareholders' meeting, a majority of such proxies as attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority thereat; and if one or more attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; and (ii) with respect to exercising any other authority, a majority may act for all.

SECTION E.  QUORUM -- ADJOURNMENT

1. The shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting.

2. The holders of a majority of the voting shares present in person or by proxy at any meeting of shareholders may adjourn such meeting from time to time. At an adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

3. Notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting (i) if the adjournment is for more than thirty (30) days or (ii) if a new record date is fixed for the adjourned meeting.

4. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the person or persons who shall have fixed the original record date shall, subject to the limitations set forth in this Section, fix another date.

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SECTION F.  FINANCIAL REPORTS

1. Financial statements shall be presented at annual shareholders' meetings or to individual shareholders, as may be required by law.

2. The financial statements shall have appended thereto a certificate or opinion, as may be required by law.

SECTION G.  NOTICE OF SHAREHOLDER NOMINEES; NEW BUSINESS

     Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than sixty
(60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person and (iv) any other information relating to such person (I) that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "1934 Act") (including without limitation such person's written consent to serving as a Director if elected), or (II) that would be required if the Corporation's securities were registered under the 1934 Act; and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation that are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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     Any new business to be taken up at the meetings of shareholders, whether annual or special, shall be stated in writing and filed with the secretary of the Corporation at least five days before the date of the meeting, and all business so stated, proposed and filed shall be eligible for consideration at the meeting; but no proposed item of business shall be acted upon at the meeting unless the foregoing procedures are followed. Any shareholder may make any other proposal at the meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the meetings of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such meeting unless the foregoing procedures are followed.


SECTION H.  APPROVAL AND RATIFICATION OF ACTS OF BOARD OF DIRECTORS AND OF
            OFFICERS

     Except as otherwise provided by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board of Directors, or of the Officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

SECTION I.  CERTIFICATES FOR SHARES OF STOCK

1. Except as otherwise provided herein, the interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe.

2.   Each certificate shall bear:
     a.   a distinguishing number;
     b. the signature of the President or a Vice President and the signature of the Secretary or Treasurer;
     c.   the seal of the Corporation; and
     d.   such recitals as may be required by law.

3. The certificates shall be issued in numerical order and a record kept for that purpose as required by law.

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4.   Shares of the Corporation shall be transferable on the books of the
Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

5. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion require the owner, or his or her legal representatives, to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

6. Upon the taking of a record date of shareholders for the purposes of declaring dividends, for the purposes of determining those shareholders entitled to vote at any meeting or for any other purposes, the stock transfer books of the Corporation shall not be closed, but shall remain open for the purposes of recording the issuing, transfer or other transactions in connection with the stock of the Corporation.

7. Anything herein to the contrary notwithstanding, the Board of Directors may provide by resolution that some or all of the shares of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation as provided in Section 1308.43(B) of the Ohio Revised Code, and provided further that such resolution shall not apply to a certificated security issued in exchange for an uncertificated security as provided in Section 1308.43(C) of the Ohio Revised Code. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 1701.25(A) of the Ohio Revised Code. Such notice may be contained in any statement required by
Section 1308.44 of the Ohio Revised Code. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

SECTION J.  ACTION BY CONSENT

     Any action that may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

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SECTION K.  RECORD DATE

     For any lawful purpose, including without limitation the determination of the shareholders who are entitled to (a) receive notice of or to vote at a meeting of shareholders, (b) receive payment of any dividend or distribution,
(c) receive or exercise rights of purchase of, or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or (d) participate in the execution of written consents, waivers or releases, the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (a), (b) and (c) above, shall not be more than sixty (60) days preceding the date of the meeting of shareholders, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

                        ARTICLE II -- BOARD OF DIRECTORS

SECTION A.  POWERS OF THE BOARD

     Except as otherwise provided by law, all the capacity of the Corporation shall be vested in and all its authority shall be exercised by the Board of Directors.

SECTION B.  NUMBER OF DIRECTORS

     The Corporation shall have a Board consisting of nine directors.

SECTION C.  CLASSIFICATION, TERM OF OFFICE AND VACANCIES

1. The directors of the Corporation shall be divided into three classes consisting of not less than three directors in each class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the first annual meeting next following the end of the fiscal year 1996, and the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the fiscal year 1996 and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the fiscal year 1996. At each annual meeting, commencing at the first annual meeting of shareholders, the successors to the class of directors whose terms expire at that time shall be elected by the shareholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. Any increase or


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decrease in the number of authorized directors may be allocated to any such class as the majority of the continuing directors selects in its discretion. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2. A vacancy or vacancies may be filled by a majority vote of the remaining directors for that period of time to the next shareholders' meeting at which meeting the shareholders will elect a director to fill the unexpired term.

SECTION D.  MEETINGS OF THE BOARD

1. The regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders and at such other times as may be fixed by the Board of Directors, and such meetings may be held without further notice.

2. Special meetings of the Board of Directors may be held at any time upon call of:
     a.   the Chairman of the Board;
     b.   the President or Secretary;
     c. a Vice President authorized to exercise the authority of the President in case of the absence, death or disability of the President and Secretary; or
     d.   not less than fifty percent (50%) of the directors.

     Notice of the time and place of special meetings shall be served upon or telephoned to each director at least twenty-four hours, or mailed or sent by facsimile to each director at his or her address as shown by the books of the Corporation at least forty-eight hours, prior to the time of the meeting, which notice need not specify the purposes of the meeting.

3. Meetings of the Board of Directors, whether regular or special, may be held at any place either within or without the State of Ohio.

4. Not less than 50% of the duly elected or appointed and qualified directors of the Corporation shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of directors.

5. The majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall attend.

6. Notice of the time, place and, where applicable, purposes of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, provided that such writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice thereof shall be deemed to be a waiver by such director of notice of such meeting.

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SECTION E.  ACTION BY CONSENT; TELEPHONIC MEETINGS PERMITTED

1. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

2. Members of the Board of Directors, as well as members of any committee thereof, may participate in meetings by means of conference telephone or similar communications equipment if all members participating can hear each other. Participation by telephone or other communications equipment pursuant to this Section E.2 shall constitute presence at a meeting of the Board of Directors or committee thereof, as the case may be.

SECTION F.  COMMITTEES

1. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, which may include any committee described hereinafter, each committee to serve at the pleasure and subject to the control and direction of the Board of Directors and consisting of no fewer than three (3) directors. The directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any committee meeting. The Board of Directors shall have power to specify the number of members of any such other committee, to designate the powers and duties of any such other committee, and to provide for the tenure in office of its members, its method of organization and its procedure for the transaction of business. To the extent permitted by law and the resolution(s) establishing the committee, committees of the Board of Directors shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal, if any, of the Corporation to be affixed to all papers which may require it. Committees that may be established by the Board of Directors include, but are not limited to, the following:

     a.  Executive Committee.   The Executive Committee shall consist of not
less than three (3) directors.

                       AUTHORITY.   During the intervals between the meetings of
the Board of Directors, the Executive Committee shall possess and may exercise the power of the Board of Directors in the management and direction of the affairs of the Corporation in all cases in which specific direction shall not have been given by the Board of Directors, except that the Executive Committee shall not have authority with reference to: declaration of dividends; amendment of the Articles of Incorporation or this Code of Regulations; filling of vacancies among the directors; recommending to the shareholders a plan of merger or consolidation; sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of business; voluntary dissolution of the Corporation; revocation


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of any of the foregoing or the approval of a transaction in which any member of the Executive Committee has any material beneficial interest, whether direct or indirect.

                       TENURE, RESIGNATION AND REMOVAL.   Each  member of the
Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the Executive Committee, provided, that any member of the Executive Committee may be removed at any time with or without cause by resolution of a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

                       MEETINGS. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

                       QUORUM.   A majority of the members of the Executive
Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

                       ACTION WITHOUT A MEETING.   Any action required or
permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

                       VACANCIES.   Any vacancy in the Executive Committee may
be filled by a resolution adopted by a majority of the full Board of Directors.

                       PROCEDURE. The Executive Committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with this Code of Regulations. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

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     b.   Audit Committee.   An Audit Committee shall consist of at least three
(3) Directors who are not officers or employees of the Corporation. The Audit Committee shall, at least once each calendar year, examine, or superintend the examination or audit of the assets, liabilities and results of operations of the Corporation and shall report to the Board of Directors the results of such examination. The Audit Committee shall offer its recommendation to the Board of Directors of the Corporation for the selection of independent certified public accountants to conduct the annual financial examination or audit.

          The Board of Directors may create and appoint such other committees as it may, at any time or from time to time, find necessary or desirable to facilitate and expedite the management and administration of the affairs of the Corporation.

2. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, and except as may be otherwise indicated herein, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Regulations.

SECTION G.  COMPENSATION

     The Board of Directors is empowered to fix the amount of and authorize the payment of compensation to the Directors and other committees for services rendered to the Corporation and of reimbursement for traveling expenses incurred in attending meetings.

SECTION H.  RESIGNATION AND REMOVAL

     Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective. Notwithstanding any other provision of this Code of Regulations, any director, all the directors of a particular class or the entire Board of Directors of the Corporation may be removed at any time:

     (a) in the event of a removal for cause, by the affirmative vote of holders of the majority, and

     (b) in the event of a removal without cause, by the affirmative vote of at least two-thirds,

of the outstanding shares of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of shareholders called for such purpose. Upon the removal of any director by the shareholders, a new director may be elected


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at the same meeting of shareholders to hold office for the remainder of the term of the director so removed. Failure by the shareholders to fill the unexpired term of a removed director at such meeting of shareholders shall be deemed to create a vacancy on the Board of Directors, which shall be filled by the Board of Directors as provided in Article II, Section C.2 of this Code of Regulations. In the event that the holders of the shares of any class are entitled to elect one or more directors by virtue of the Articles of Incorporation of the Corporation or amendments thereto, the provisions of this
Article II, Section H shall apply in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares of the Corporation as a whole.

                             ARTICLE III -- OFFICERS

SECTION A.  DESIGNATION, ELECTION AND TERM OF OFFICE

1. The Corporation shall have a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine. The Board of Directors may designate the Chairman of the Board as an officer.

2. The President shall be a director, but no one of the other officers need be a director.

3. Any two or more offices may be held by one person. However, no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these regulations to be executed, acknowledged, or verified by two or more officers.

4. If there be more than one Vice President, the Board of Directors may designate their seniority through the method it selects and/or the particular department or function of the Corporation over which they shall have charge.

5. All officers of the Corporation shall be elected annually by the Board of Directors.

6. Each officer shall hold office until his or her successor is chosen and qualified, unless otherwise specified by the Board of Directors.

7. The Board of Directors may fill any vacancy in any office occurring for whatever reason.

SECTION B.  CHAIRMAN OF THE BOARD

     The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other authority and duties as may be delegated by the Board of Directors. In the absence of the President, the Chairman of the Board shall preside over all meetings of the shareholders.

SECTION C. PRESIDENT

1. In the absence of the Chairman of the Board, the President shall preside at all meetings of Board of Directors.

2. Subject to the direction of the Board of Directors, the President shall have the general executive supervision over the property, business, and affairs of the Corporation.

3. The President shall have such other duties and powers as may be assigned to or invested in him or her by the Board of Directors.

SECTION D.  VICE PRESIDENTS

     The Vice Presidents, in the order of their seniority by designation, shall perform the duties of the President in his or her absence or during his or her disability. The Vice Presidents shall have such other duties and powers as may be assigned to or invested in them by the Board of Directors or by the President.

SECTION E.  SECRETARY

     The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him or her. The Secretary may: (i) sign certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the Corporation requiring the Secretary's signature; (ii) record all transfers of shares and cancel and preserve all certificates transferred; (iii) preserve all proxies of the shareholders; (iv) have custody of the corporate seal, if any, and when authorized by the Board of Directors, shall affix the seal to any instrument requiring the same; and (iv) give notice of meetings of shareholders and directors required to be given. The Secretary shall: (i) produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; (ii) keep such books and records as may be required by the Board of Directors and file or cause to be filed all reports to governmental authorities as required; and (iii) perform such other duties as may from time to time be assigned to him or to her by the Board of Directors, the Chairman of the Board or by the President.

SECTION F.  TREASURER

     The Treasurer shall have general supervision of all finances. The Treasurer shall keep adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his or her term of office, shall turn over to his or her successor or to the Board of Directors all property, books, papers and money of the Corporation in his or her hands. The Treasurer shall perform such other duties as may from time to time be assigned by the Board of Directors and as are customarily performed by a Treasurer.


SECTION G.  OTHER OFFICERS

     The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office at the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the President may prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties and to fix their compensation.

SECTION H.  COMPENSATION -- OFFICERS AND EMPLOYEES

1. The compensation of officers and employees of the Corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors.

2. Such compensation may include retirement, disability, and death benefits, and may be by way of fixed salary, or on the basis of earnings of the Corporation, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

                           ARTICLE IV -- MISCELLANEOUS

SECTION A.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. To the extent required by law to do so the Corporation shall, and to the extent permitted by law to do so the Corporation may, indemnify any person who served or serves as a director, officer, employee or agent of the Corporation, or who served or serves at the request of the Corporation as a director, trustee, officer, employee or agent of another Corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorney's fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement, incurred by such person, in connection with any claim, action, suit, or proceeding, including any action or suit by or in the right of the Corporation (whether threatened, pending or completed and whether civil, criminal, administrative, or investigative, including appeals), by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 of the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).

2. Further, unless the only liability asserted against a director in an action, suit or proceeding referred to in this Section A of Article IV is pursuant to Section 1701.95 of the Ohio Revised Code, all expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he or she agrees to do both of the following:

     a. repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

     b. reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

3. The indemnification authorized by this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under law, the Articles of Incorporation or any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

4. The Corporation's obligation, if any, to indemnify any person who was or is serving at the Corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or non-profit enterprise.

5. The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit or self insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under Ohio law. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

SECTION B.  INTERESTED TRANSACTIONS

     No contract, action or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, joint venture, limited liability company, trust, enterprise or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes if: (i) the material facts as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith reasonably justified by the facts, authorizes the contract, action or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum of the directors or the committee; (ii) the material facts as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract, action or transaction; or (iii) the contract, action or transaction is fair to the Corporation as of the time it is authorized or approved by the directors, a committee of the directors or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee of the directors that authorizes the contract, action or transaction.

SECTION C.  FISCAL YEAR

     The fiscal year of the Corporation shall end on the last day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

SECTION D.  SHARE TRANSFERS; LOST, STOLEN OR DESTROYED CERTIFICATES;
            REGISTERED OWNERS

1. The shares may be transferred on the proper books of the Corporation (by the registered holders thereof or their legal representatives) by surrender of the certificate for cancellation and a written assignment of the shares. The Board of Directors may from time to time appoint such transfer agents or registrars of shares as it may deem advisable, and may define their powers and duties. All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by any two of the following officers: the Chairman of the Board of Directors, the President or a Vice President, and the Secretary or Treasurer or assistant secretary or assistant treasurer; or by any person or persons thereunto authorized by the Board of Directors.

2. Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, may be required to give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or to the Chairman of the Board of Directors, the President or a Vice President and the Secretary or Treasurer, or assistant secretary or assistant treasurer, and, if required by the Board of Directors or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number (subject to any subsequent stock splits, stock dividends and the like) of shares as the one alleged to have been lost, stolen or destroyed.

3. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise required by law.

SECTION E.  ARTICLES TO GOVERN

     In case any provision of these Regulations shall be inconsistent with the applicable provisions of the Articles of Incorporation, the Articles of Incorporation shall govern.

SECTION F.  CORPORATE RECORDS

1.   Form of Records.   Any records maintained by the Corporation in the
regular course of business, including its stock ledger, books of account and minute books, may be kept in any form, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect the same.

2.   Minutes.   The Corporation shall keep at its principal place of business a book of minutes of all meetings of its Board of Directors and of its shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares or members present or represented at shareholders' meetings, and the proceedings thereof.

3.   Books of Account.   The Corporation shall keep and maintain at its
principal place of business adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

4.   Share Register.   The Corporation shall keep at its principal place of
business or at the office of its transfer agent, if other than the Corporation, a share register showing the names of the shareholders, their addresses, and the number and classes of shares held by each.

5.   Inspection.   The minutes, books of account and share register of the
Corporation shall be open to inspection by any member of the Board of Directors at all times during business hours and shall be open to inspection by shareholders as and to the extent provided by the Ohio General Corporation Law.

6.   Annual Financial Statements.   The Board of Directors shall cause an
annual report, which shall include such financial statements as are specified by the Ohio General Corporation Law, to be sent to the shareholders of the Corporation not later than four months after the close of the Corporation's fiscal year.

SECTION G.  NOTICES

     Whenever under the provisions of law, the Articles of Incorporation of the Corporation or this Code of Regulations, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail or by delivery to an overnight express courier, addressed to such director or shareholder at such address as appears on the records of the Corporation, and unless otherwise expressly provided in this Code of Regulations such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to an overnight express courier.

SECTION H.  AMENDMENTS

     These Regulations may be altered, amended, repealed, replaced or supplemented by a majority vote of shareholders at any meeting held for such purpose, or by written consent without a meeting of the holders of shares entitling them to exercise a majority of the voting power; provided, however, that if the Regulations are to be altered, amended, repealed, replaced or supplemented by action of the shareholders without a meeting, the Secretary shall mail a copy of the regulations as proposed to be altered, amended, repealed, replaced or supplemented to each shareholder who would be entitled to vote at a meeting held to vote thereon on the date of mailing. The Secretary shall mail the foregoing at least ten (10) days prior to the taking of such action without a meeting.